Exhibit 99(5)(a)

☐ P.O. Box 5308 For Institutional Sales
The Ohio National Life Insurance Company	☐ P.O. Box 5375 For Career and PGA
Express mail address: One Financial Way, Cincinnati, Ohio 45242	Cincinnati OH, 45201
ONcore Variable Annuity Application
1.	ONcore Product Name
2.	Annuitant

First Name	Middle	Last

( )

Street Address	City	State	ZIP	Phone

SS#/Tax ID#:	Sex: ☐ M ☐ F Date of Birth: ______ - _______ - _________

3a. Owner (If different than Annuitant)

First Name		Middle

Last

Street Address

City	State	ZIP

( )

Phone
SS#/Tax ID#

Sex: ☐ M ☐ F	Date of Birth: - -
3b. Joint Owner (If applicable) Owner’s Spouse? ☐ Yes    ☐ No

First Name		Middle

Last

Street Address

City	State	ZIP

( )

Phone
SS#/Tax ID#

Sex: ☐ M ☐ F	Date of Birth: - -

4.	Beneficiary (If you need to provide additional information use Special Requests, Section 13, or enclose a signed letter of instruction.)

Beneficiary Name	☐ Primary	☐ Contingent

Street Address

City	State	ZIP

( )

Date of Birth	Phone

Relationship to Annuitant

Beneficiary Name	☐ Primary	☐ Contingent

Street Address

City	State	ZIP

( )

Date of Birth	Phone

Relationship to Annuitant

5.	Optional Riders
  5a.  Living Benefit Riders
Guaranteed Living Withdrawal Benefit (GLWB) Rider with Investment Restrictions or Asset Allocation Models
☐ Yes — Single Life                     ☐ Yes — Joint Life
(Complete Section 11a and 11b1 or 11b3.)
Guaranteed Principal Protection (GPP) Rider ☐ Yes (Not available with GLWB)
If you selected the GPP Rider, you must allocate your purchase payments to a Model in 11b1(either directly or via DCA).
  5b.  Death Benefit Riders
Annual Step-Up Death Benefit Rider ☐ Yes
Guaranteed Minimum Death Benefit Rider (GMDBR 80) ☐ Yes (Not available with GLWB)

Gain Enhancement Benefit Rider (GEB Plus & GEB)	☐ 100% (Not available with GLWB)
☐ 50% (Not available with GLWB)

form 4896 rev. 1/10	1

6.	Initial Purchase Payment

☐ Amount with application $	☐ 1035 exchange/estimated transfer $

7.	Type of Plan ☐ Non-qualified ☐ Qualified (For qualified plans, select type of plan and payment type below.)

☐ TSA/403(b)	☐ 401(k)	☐ SEP-IRA	☐ Roth IRA	☐ Roth Conversion
☐ IRA	☐ 457	☐ SIMPLE IRA	☐ Pension/Profit Sharing	☐ Other
Payment Type:

☐ Rollover (Plan Distribution)	☐ Contribution
☐ Transfer (Attach transfer form(s).)	$ for tax year ; $ for tax year

8.	Replacement
Do you have an existing life insurance policy or an annuity? ☐ Yes ☐ No
Will the purchase of this annuity replace or change an existing life insurance policy or an annuity? ☐ Yes ☐ No
(If yes, or 1035 exchange, write insurance company name and contract number in Special Requests, Section 13, and attach any required state replacement and/or transfer forms.)

9.	Rebalancing ☐ Yes
You must allocate to two or more variable Subaccounts to elect rebalancing.
Frequency: (Choose one.) ☐ Quarterly      ☐ Semi-Annually      ☐ Annually
If this box is checked, variable Subaccounts will be rebalanced to the allocation percentages on this application (unless changed after issue of contract). Rebalancing does not apply to the Fixed Accumulation Account or to the Dow Subaccounts. Certain riders require rebalancing which we will do automatically. The subaccounts in any Model are also automatically rebalanced quarterly.

10.	Systematic Withdrawals
I (we) wish to start a series of withdrawals from the contract issued pursuant to this application as indicated below (surrender charges may apply, see contract). I understand that it may take up to 30 days to process my systematic withdrawal request.

Select payout option:	Select frequency of payments:

☐ 10% of the account value	☐ Monthly
☐ $ flat dollar amount not to exceed 10% of account value	☐ Quarterly
☐ % based on rider	☐ Semi-Annually
☐ 72(t) (Form V-4633 must be submitted for 72(t)).	☐ Annually
Any withdrawals under $500 require EFT (Electronic Funds Transfer).
Payment Schedule:
☐	As soon as possible (if current funds are being dollar cost averaged, the first payment will occur immediately following the initial DCA transfer.)
☐                     /                    /
          Month          Day              Year
Where?
☐	Via EFT to my bank account

☐	Checking Account (Complete section below and attach a voided check.)

☐	Savings Account (Attach a voided, pre-coded deposit slip.)

Account Number	Bank Telephone Number

Bank Name

Bank Address

ABA Routing Number

☐	Directly to my address of record
Federal Income Tax Withholding Election
If you do not select an option below, we are required to withhold at least 10% of the taxable amount.
☐	A. I DO NOT want to have federal income tax withheld from my withdrawals.

☐	B. I DO want to have % federal income tax withheld from my withdrawals (10% minimum).

form 4896 rev. 1/10	2

11a.	Allocation of Purchase Payments (Choose one in 11a and complete 11b as directed.)
☐	100% Dollar Cost Averaging (DCA) (For Allocations from DCA, indicate in 11b2.)

I/we understand that the DCA account value must be at or above the amount that will permit the DCA transfers requested; otherwise these transfers will end. This request is in lieu of the requirement for individual written transfer requests. I/we may also change or terminate these transfers by written notice to The Ohio National Life Insurance Company. (You may not transfer from the DCA Account to the Fixed Accumulation Account.)

100% Allocation to DCA	☐ 6 Month DCA Account — Monthly	☐ 12 Month DCA Account — Monthly
	☐ 6 Month DCA Account — Quarterly	☐ 12 Month DCA Account — Quarterly
☐	100% Immediate Allocation of Purchase Payments to Fixed/Model or Fixed/Variable Subaccounts

% Allocation to Fixed Accumulation Account (Not available with GLWB)

% Allocations to Model, Variable Subaccounts and/or Investment Restrictions (Complete 11b1, 11b2 or 11b3.)

☐	Mixed DCA (less than 100% to DCA) and Immediate Allocations to Model a Variable Subaccount/Investment Restrictions

% Allocation to DCA	☐ 6 Month DCA Account — Monthly	☐ 12 Month DCA Account — Monthly
	☐ 6 Month DCA Account — Quarterly	☐ 12 Month DCA Account — Quarterly
% Fixed Accumulation Account (Not available with GLWB and/or ONcore Wrap)

% Immediate Allocations to Model, Variable Subaccounts and/or Investment Restrictions (Complete 11b1, 11b2 or 11b3.)

Total of Allocation to DCA and Allocations above must be 100% (If you choose to DCA transfer into an Asset Allocation Model, indicate Model in 11b1.)
11b.	Complete appropriate section(s) below as instructed in 11a.
b1.	Asset Allocation Models (You may only be in one Model at any point in time. If you want to take advantage of dynamic models, you must complete Form 7215, Asset Allocation Advisory Agreement.) Neither Model 1 nor Model 5 may be selected with Guaranteed Living Withdrawal Benefit Rider.

☐ Model 1 — Conservative	☐ Model 3 — Balanced	☐ Model 5 — Growth
☐ Model 2 — Moderately Conservative	☐ Model 4 — Moderate Growth
b2.	Variable Subaccounts/DCA (No more than 18 different Variable Subaccounts may be selected. At least 1% of your initial purchase payment must be allocated for each Variable Subaccount selected.)

Variable Subaccounts	DCA Transfers to:
%	%

%	%

%	%

%	%

%	%

%	%

%	%

%	%

%	%

%	%

%	%	Total must be 100%

b3.	Investment Restrictions (If you have selected a rider with Investment Restrictions and you choose to DCA transfer into the Investment Restrictions, indicate Investment Restrictions in section11b3.

Note: Minimum and Maximum Percentages indicated in each Category. With Investment Restrictions, no more than 18 different Variable Subaccounts may be selected within all the Categories. Category Totals must equal 100%. At least 1% of your initial purchase payment must be allocated for each Variable Subaccount selected.)

form 4896 rev. 1/10	3

Category 1 Subaccounts — Minimum [30%] Maximum [60%]

TOTAL ALLOCATION
Morgan Stanley UIF Core Plus Fix Inc Cl II	%
Ohio National Bond	%
Ohio National Money Market	%
PIMCO VIT Real Return Admin	%
PIMCO VIT Total Return Admin	%
Total Allocated	%

Category 2 Subaccounts — All Amounts Not Allocated to Categories 1, 3, or 4, up to a Maximum [70%]

TOTAL ALLOCATION
Dreyfus VIF Appreciation Svc	%
Federated Strategic Value	%
Fidelity VIP Contrafund Svc2	%
Fidelity VIP Equity-Income Svc2	%
Fidelity VIP Growth Svc 2	%
First Trust Target Equity/Income	%
First Trust Target VIP	%
Franklin Flex Cap Growth Securities Cl2	%
Franklin Income Securities Cl4	%
Franklin VIP Founding Funds Alloc Fund Cl4	%
Goldman Sachs VIT Strategic Growth Svc	%
Goldman Sachs VIT Large Cap Value Svc	%
Goldman Sachs VIT Structured U.S. Eq Svc	%
ICON Balanced	%
ICON Income Opportunity	%
ICON U.S. Equity	%
Ivy Funds VIP Asset Strategy	%
Janus Aspen Balanced Svc	%
Janus Aspen Janus Portfolio Svc	%
Lazard Retirement U.S. Strategic Eq Svc	%
Legg Mason Equity	%
Legg Mason Equity Inc Builder ClI	%
Legg Mason Fundamental All Cap Value ClI	%
Legg Mason Large Cap Value ClI	%
MFS VIT Invstrs Grth Stock Series —SC	%
MFS VIT Total Return — SC	%
Morgan Stanley UIF Capital Grwth Cl II	%
Ohio National Nasdaq 100 Index	%
Ohio National S&P 500 Index	%
PIMCO VIT Global Bond Admin	%
Prudential Series Fund Jennison	%
Prudential Series Fund Jn 20/20 Focus	%
Suffolk Bristol	%
Suffolk Bristol Growth	%
Suffolk Omni	%
Templeton Foreign Securities Cl4	%
Total Allocated	%

Category 3 Subaccounts — Maximum [25%]

TOTAL ALLOCATION
Federated High Income Bond	%
Federated International	%
Federated Kaufmann Fund II Svc	%
Fidelity VIP Mid-Cap Svc2	%
Janus Aggressive Growth	%
Janus Aspen Overseas Svc	%
Janus Aspen Worldwide Svc	%
Jennison Capital Appreciation	%
JPMorgan Mid-Cap Value*	%
Lazard Retirement International Eqty Svc	%
MFS VIT Mid Cap Growth — SC	%
Morgan Stanley UIF Intl Growth Equity Cl II	%
Neuberger Berman AMT Regency S Cl	%
Goldman Sachs Mid Cap Opportunity	%
Total Allocated	%

*	JPMorgan Subaccounts not available with ONcore Lite II or Wrap

Category 4 Subaccounts — Maximum [15%]

TOTAL ALLOCATION
ALPS AVS Listed Private Eq Cl II	%
Eagle Capital Growth	%
Federated Intl Small-Mid Company	%
Fidelity VIP Real Estate Svc2	%
Ivy Funds VIP Science and Tech	%
Ivy Global Natural Resources	%
Janus Small Cap Growth	%
JPMorgan Small Cap Core*	%
Lazard Retirement Emerging Mrkts Eq Svc	%
Lazard Retirement U.S. Small-Mid Cap Eq Svc	%
MFS VIT New Discovery Series — SC	%
Morgan Stanley UIF US Real Estate Cl II	%
Neuberger Berman Millennium	%
PIMCO CommodityRealReturn Stra Admin	%
Royce Micro-Cap Inv Cl	%
Royce Small-Cap Inv Cl	%
Suffolk Bryton Growth	%
Total Allocated	%

*	JPMorgan Subaccounts not available with ONcore Lite II or Wrap

Category Totals Must Equal 100%

%	+	%	+	%	+	%	=	%
Category 1		Category 2		Category 3		Category 4		Total Must Equal 100%

form 4896 rev. 1/10	4	Subaccount List Effective 5/1/10

12.	Portfolio Transfer Authorization (Owner/Owners must initial.)

By initialing, The Ohio National Life Insurance Company is authorized and directed to act on telephone instructions, written instructions except electronic mail, and/or Internet instructions from any person(s) who can furnish proper identification. The Ohio National Life Insurance Company will use reasonable procedures to confirm that these instructions are authorized and genuine. As long as these procedures are followed, The Ohio National Life Insurance Company, our affiliates, directors, trustees, officers, employees, representatives and/or agents, will be held harmless for any claim, liability, loss or cost.

I/we authorize you to allow my registered representative/agent to make telephone instructions, written instructions except electronic mail, and/or Internet transfers on my behalf, unless “No” is checked. ☐ No

13.	Special Requests

14.	Statement of Applicant

All statements made in this application are true to the best of my/our knowledge and belief, and the answers to these questions, together with this agreement, are the basis for issuing the contract. I/we agree to all terms and conditions as shown on the front and back. I/we further agree that this application shall be a part of the annuity contract, and verify my/our understanding that ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. THE OWNER ACKNOWLEDGES RECEIPT OF THE CURRENT PROSPECTUS FOR THE SEPARATE ACCOUNT APPLICABLE TO THE CONTRACT AND ALL AVAILABLE UNDERLYING PORTFOLIOS. I/we agree that no one, except the President, the Secretary, or a Vice President of The Ohio National Life Insurance Company can make or change any contract. Under penalty of perjury, each Owner certifies that his/her Social Security (or taxpayer identification) number is correct as it appears in this application.

form 4896 rev. 1/10	5

15.	State Insurance Fraud Notices

For Arizona, Iowa, Kansas and Nevada Applicants: The undersigned proposed insured and agent represent that the Proposed Insured has read, or had read to him/her, the completed application and that he/she realizes that any false statement or misrepresentation therein may result in loss of coverage under the policy. It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits. Only a court of law can make a determination of guilt regarding insurance fraud.

For Arkansas and Rhode Island Applicants: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit, or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For DC Applicants: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.

For Kentucky Applicants: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud which is a crime. I have read and understood this notice.

For Maine Applicants: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

For Maryland Applicants: Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss of benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

For Missouri, West Virginia and Wisconsin Applicants: The undersigned Proposed Insured and Agent represent that the Proposed Insured has read, or had read to him/her, the completed application and that he/she realizes that any false statement or misrepresentation therein may result in loss of coverage under the policy.

For New Mexico Applicants: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

For Ohio and Oklahoma Applicants: Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

For Tennessee Applicants: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits.

16.	Annuitant Owner’s Signature(s)

Annuitant Signature	Date	Signed at (City/State)

Owner /Applicant Signature (If different from Annuitant)	Date	Signed at (City/State)
(If Trustee, or any Owner’s, signature of all trustees and title, attach a copy of Trust) (If corporation, signature of office and title, attach a copy of Corporate Resolution.)

Joint Owner Signature	Date	Signed at (City/State)

E-mail Address of Owner or of Annuitant if Contract issued to Custodian
17.	Statement of Agent

Will this contract change or replace any existing life insurance policy or an annuity of this or any other company? ☐ Yes ☐ No If yes, explain in Special Requests, Section 13.

I certify that I am authorized and qualified to discuss this contract. I certify that The Ohio National Life Insurance Company approved all sales material used in the solicitation of this application, copies of which were provided to the applicant. I also certify that I witnessed the Applicant’s signature.

Agent Full Name (Print)	Agent Signature	Agent’s License ID Number

Agent Phone Number	Broker/Dealer Name	Ohio National Agency Code

Commission Option:	Client ID (For Linking):

form 4896 rev. 1/10	6